UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 4, 2015


                               CEL-SCI CORPORATION
                   -----------------------------------------
             (Exact name of Registrant as specified in its charter)



       Colorado                        0-11503                    84-0916344
  --------------------             -----------------          ----------------
(State or other jurisdiction     (Commission File No.)      (IRS Employer
of incorporation)                                            Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
                   ------------------------------------------
          (Address of principal executive offices, including Zip Code)



       Registrant's telephone number, including area code: (703) 506-9460



                                       N/A
                       ---------------------------------
          (Former name or former address if changed since last report)

Item 1.01.  Amendment to a Material Definitive Agreement.


     In November 2007, the Company declared a dividend of one Series A Right and one Series B Right, or collectively the "Rights", for each share of the Company's common stock which was outstanding on November 9, 2007. When the Rights become exercisable, each Series A Right will entitle the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one share of the Company's common stock at a price equal to 20% of the market price of the Company's common stock on the exercise date, although the price may be adjusted pursuant to the terms of the Rights Agreement. If after a person or group of affiliated persons has acquired 15% or more of the Company's common stock or following the commencement of a tender offer for 15% or more of the Company's outstanding common stock (i) the Company is acquired in a merger or other business combination and the Company is not the surviving corporation,
(ii) any person consolidates or merges with the Company and all or part of the Company's common shares are converted or exchanged for securities, cash or property of any other person, or (iii) 50% or more of the Company's consolidated assets or earning power are sold, proper provision will be made so that each holder of a Series B Right will thereafter have the right to receive, upon payment of the exercise price of $100 (subject to adjustment), that number of shares of common stock of the acquiring company which at the time of such transaction has a market value that is twice the exercise price of the Series B Right.

     The description and terms of the Rights are set forth in a Rights Agreement between the Company and Computershare Trust Company, N.A., as Rights Agent.

     Stockholders have not been issued separate certificates for the Rights as the Rights are represented by the Company's outstanding common stock certificates. Until the exercise date, the Rights cannot be bought, sold or otherwise traded separately from the common stock. Certificates for common stock carry a notation that indicates that Rights are attached to the common stock and incorporate the terms of the Rights Agreement.

     Separate certificates representing the Rights will be distributed as soon as practicable after the earliest to occur of:

     o 15 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the Company's outstanding common stock, or

     o 15 business days (or such later date as may be determined by action of the Company's board of directors prior to such time as any person or group of affiliated persons has acquired 15% or more of the Company's common stock) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Company's outstanding common stock.

     The earlier of such dates described above is called the "distribution date."

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

     Until the distribution date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for common stock outstanding as of the record date, even without such notation, will also constitute the transfer of the Rights associated with the common stock represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the Rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and the separate right certificates alone will evidence the Rights.

     The holders of the Rights are not required to take any action until the Rights become exercisable. The Rights are not exercisable until the distribution date. Holders of the Rights will be notified that the Rights have become exercisable. At the Company's annual meeting held on June 22, 2015 the Company's shareholders approved the extension of the expiration date of the Rights. On September 4, 2015 the Company's directors extended the expiration date of the Rights to October 30, 2020.





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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 10, 2015           CEL-SCI CORPORATION



                                    By: /s/ Patricia B. Prichep
                                       ---------------------------------------
                                       Patricia B. Prichep
                                       Senior Vice President of Operations














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